Exhibit 32

SECTION 1350 CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER AND THE CHIEF FINANCIAL

OFFICER

In connection with the Quarterly Report of The Washington Post Company (the “Company”) on Form 10-Q for the period ended June 28, 2009 (the “Report”), Donald E. Graham, Chief Executive Officer of the Company and Hal S. Jones, Senior Vice President-Finance of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Donald E. Graham

Donald E. Graham

Chief Executive Officer

August 4, 2009

/s/ Hal S. Jones

Hal S. Jones

Senior Vice President-Finance

August 4, 2009